Exhibit 99.1













                            ASSET EXCHANGE AGREEMENT

                                  by and among

                                 COX RADIO, INC.

                                       and

                                    AMFM INC.


                           Dated as of August 30, 1999

                                TABLE OF CONTENTS


                                                                          Page

1.   Exchange of Personal Property; Exchange of Real Property; Exchange
     of Contracts and Licenses. .............................................2
1.1  Exchange of Tangible Personal Property..................................2
1.2  Exchange of Real Property...............................................2
1.3  Exchange of Contracts...................................................3
1.4  Exchange of Licenses....................................................3
1.5  Exchange of Intangible Assets...........................................3
1.6  Value of Exchanged Assets...............................................4
1.7  Excluded Assets.........................................................4
1.8  Assumption of Liabilities...............................................4
1.9  Section 1031............................................................5
2.   Cash Payment............................................................5
3.   [Intentionally Omitted].................................................5
4.   Closing.................................................................5
4.1  Closing Deliveries......................................................6
4.2  Prorations..............................................................7
4.3  Further Assurances......................................................8
5.   Representations and Warranties of Cox...................................8
5.1  Organization; Good Standing.............................................8
5.2  Authority...............................................................8
5.3  No Breach or Violation..................................................9
5.4  Approvals...............................................................9
5.5  No Litigation...........................................................9
5.6  Brokerage...............................................................9
5.7  Title to and Condition of Tangible Personal Property....................9
5.8  Title to and Condition of Real Property................................10
5.9  Cox Contracts..........................................................10
5.10 Licenses...............................................................11
5.11 Intangible Assets......................................................11
5.12 FCC Compliance.........................................................11
5.13 Compliance with Laws...................................................11
5.14 Environmental Matters..................................................12
5.15 Insurance..............................................................12
5.16 Bulk Sales.............................................................12
5.17 Accuracy of Information Furnished......................................12
5.18 Conduct of Business in Ordinary Course.................................12
5.19 Taxes..................................................................13
5.20 Personnel..............................................................13
5.21 Labor Relations........................................................14
5.22 Financial Statements...................................................15
5.23 Definition of Knowledge................................................15
6.   Representations and Warranties of AFM..................................15

6.1  Organization; Good Standing............................................15
6.2  Authority..............................................................15
6.3  No Breach or Violation.................................................15
6.4  Approvals..............................................................16
6.5  No Litigation..........................................................16
6.6  Brokerage..............................................................16
6.7  Title to and Condition of Tangible Personal Property...................16
6.8  Title to and Condition of Real Property................................16
6.9  AFM Contracts..........................................................17
6.10 Licenses...............................................................18
6.11 Intangible Assets......................................................18
6.12 FCC Compliance.  ......................................................18
6.13 Compliance with Laws...................................................18
6.14 Environmental Matters..................................................19
6.15 Insurance..............................................................19
6.16 Bulk Sales.............................................................19
6.17 Accuracy of Information Furnished......................................19
6.18 Conduct of Business in Ordinary Course.................................19
6.19 Taxes..................................................................19
6.20 Personnel..............................................................20
6.21 Labor Relations........................................................21
6.22 Financial Statements...................................................21
6.23 Definition of Knowledge................................................21
7.   Covenants of the Parties...............................................21
7.1  FCC Applications.......................................................21
7.2  Conduct of Business....................................................22
7.3  No Solicitation Of Third Parties or Employees..........................23
7.4  Access.................................................................24
7.5  Inconsistent Actions...................................................24
7.6  Cooperation............................................................24
7.7  Control of the Stations................................................25
7.8  Risk of Loss...........................................................25
7.9  Third Party Consents...................................................24
7.10 Title Insurance and Surveys............................................25
7.11 Employee Matters.......................................................25
7.12 Compliance With HSR Act................................................27
8.   Conditions to AFM's Obligations........................................27
8.1  Representations, Warranties and Covenants.  ...........................27
8.2  Opinion of Counsel to Cox..............................................27
8.3  Approvals of Governmental Authorities..................................27
8.4  No Adverse Proceedings.  ..............................................27
8.5  Consents...............................................................28
8.6  Closing Documents.  ...................................................28
8.7  No Material Adverse Change.............................................28
8.8  FCC Consent............................................................28
8.9  Resolutions............................................................28
8.10 Time Brokerage Agreements..............................................28

8.11 HSR Act................................................................28
8.12 Cash Payment...........................................................28
9.   Conditions to Cox's Obligations........................................28
9.1  Representations, Warranties and Covenants..............................29
9.2  Opinion of Counsel to AFM..............................................29
9.3  Approvals of Governmental Authorities.  ...............................29
9.4  No Adverse Proceedings.  ..............................................29
9.5  Consents...............................................................29
9.6  Closing Documents......................................................29
9.7  No Material Adverse Change.............................................29
9.8  FCC Consent............................................................29
9.9  Resolutions............................................................29
9.10 Time Brokerage Agreements..............................................30
9.11 HSR Act................................................................30
10.  Termination............................................................30
11.  Survival of Representations and Warranties and Indemnification.........30
11.1 Survival...............................................................30
11.2 Indemnification by Cox.................................................30
11.3 lndemnification by AFM.................................................31
11.4 Procedure for Indemnification..........................................31
11.5 Specific Performance...................................................33
11.6 Opportunity to Cure....................................................33
12.  Expenses...............................................................33
13.  Benefit of Agreement; Assignment.......................................33
14.  Notices................................................................33
15.  Severability...........................................................34
16.  Entire Agreement.......................................................34
17.  Governing Law..........................................................34
18.  Exhibits...............................................................34
19.  Counterparts...........................................................35
20.  Sales Taxes............................................................35
21.  Amendment; Waiver......................................................35
22.  Attorney's Fees........................................................35
23.  Defined Terms..........................................................35

EXHIBITS

Exhibit I                AFM Subsidiaries
Exhibit II               Form of Opinion of Dow, Lohnes & Albertson
Exhibit III              Form of Opinion of Latham & Watkins

                                    SCHEDULES

Schedules To Be Delivered By Cox

Schedule 1.1A       -        Cox Tangible Personal Property
Schedule 1.2A       -        Cox Real Property
Schedule 1.3A       -        Cox Contracts
Schedule 1.4A       -        Cox Licenses
Schedule 1.5A       -        Cox Intangible Assets
Schedule 1.7A       -        Excluded Assets
Schedule 5.3        -        Consents
Schedule 5.4        -        Governmental Approvals
Schedule 5.5        -        Litigation
Schedule 5.7        -        Title to and Condition of Cox Tangible Personal
                             Property
Schedule 5.8        -        Title to and Condition of Cox Real Property
Schedule 5.9        -        Conflict with Cox Contracts
Schedule 5.12       -        FCC Compliance
Schedule 5.14       -        Environmental Matters
Schedule 5.20       -        Personnel
Schedule 5.22       -        Financial Statements
Schedule 7.3        -        Employees

Schedules To Be Delivered By AFM

Schedule 1.1B       -        AFM Tangible Personal Property
Schedule 1.2B       -        AFM Real Property
Schedule 1.3B       -        AFM Contracts
Schedule 1.4B       -        AFM Licenses
Schedule 1.5B       -        AFM Intangible Assets
Schedule 1.7B       -        Excluded Assets
Schedule 6.3        -        Consents
Schedule 6.4        -        Governmental Approvals
Schedule 6.5        -        Litigation
Schedule 6.7        -        Title to and Condition of AFM Tangible Personal
                             Property
Schedule 6.8        -        Title to and Condition of AFM Real Property
Schedule 6.9        -        Conflict with AFM Contracts
Schedule 6.12       -        FCC Compliance
Schedule 6.14       -        Environmental Matters

Schedule 6.19       -        Taxes
Schedule 6.20       -        Personnel
Schedule 6.22       -        Financial Statements
Schedule 6.23       -        Knowledge Definition
Schedule 7.3        -        Employees

         THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made and entered into as of this 30th day of August, 1999, by and between COX RADIO, INC., a Delaware corporation ("Cox"), and AMFM INC., a Delaware corporation.

         WHEREAS, the wholly owned subsidiaries of AMFM INC. listed on Exhibit I (the "AFM Subsidiaries" and together with AMFM INC., referred to herein collectively as "AFM") are the owners, operators and licensees of Radio Stations WEDR(FM), Miami, Florida; WFOX(FM), Gainesville, Georgia; WAPE-FM, Jacksonville, Florida; WFYV-FM, Atlantic Beach, Florida; WBWL(AM), Jacksonville, Florida; WKQL(FM), Jacksonville, Florida; WMXQ(FM), Jacksonville, Florida; WOKV(AM), Jacksonville, Florida; WPLR(FM), New Haven, Connecticut; WKHL(FM), Stamford, Connecticut; WSTC(AM), Stamford, Connecticut; WNLK(AM), Norwalk, Connecticut; and WEFX(FM), Norwalk, Connecticut (the "AFM Stations"), pursuant to certain licenses and authorizations issued by the Federal Communications Commission (the "FCC"); and

         WHEREAS, Cox is the owner, operator and licensee of Radio Stations KFI-AM and KOST-FM, Los Angeles, California (the "Cox Stations"), pursuant to certain licenses and authorizations issued by the FCC; and

         WHEREAS, Cox and AFM intend to enter into a Time Brokerage Agreement relating to the Cox Stations (the "Cox Time Brokerage Agreement"), and, on the date hereof, Cox and AFM have entered into a Time Brokerage Agreement relating to the AFM Stations (the "AFM Time Brokerage Agreement" and collectively with the Cox Time Brokerage Agreement, the "Time Brokerage Agreements"); and

         WHEREAS, Cox and AFM desire to contemporaneously exchange certain property and assets used and useful in the operations of the Cox Stations and the AFM Stations (collectively, sometimes referred to herein as the "Stations"); and

         WHEREAS, Cox and AFM intend to transfer the Stations in a transaction that will qualify as a "like-kind exchange" for nonrecognition of taxable income under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and Cox and AFM are willing to take such steps as are necessary on their respective parts to enable the transactions contemplated hereby to so qualify, including, but not limited to, the assignment of this Agreement by AFM to a qualified intermediary in order that the acquisition of additional replacement property for the AFM Assets (as defined herein) may be accomplished as a deferred exchange pursuant to applicable Treasury Regulations; and

         WHEREAS, the prior consent of the FCC to the transfer of the licenses and authorizations issued by the FCC for the Stations is required, and it is intended that if such consent is obtained, the transactions contemplated by this Agreement will be consummated subject to all of the other terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:

1. Exchange of Personal Property; Exchange of Real Property; Exchange of Contracts and Licenses.

     1.1 Exchange of Tangible Personal  Property.  At the Closing (as defined in
Section 4), Cox shall transfer, assign, convey and deliver to AFM, and AFM shall accept and acquire from Cox (i) all of the tangible personal property listed on
Schedule 1.1A, together with any replacements thereof or additions thereto made between the date of this Agreement and the Closing Date in accordance with
Section 7.2 (the "Cox Tangible Personal Property"), and (ii) all records (excluding personnel files for employees not party to written employment agreements, confidential correspondence files of station management, copies of all books and records that Cox is required by law to retain, and books and records related solely to internal corporate matters) relating to, used in, held for use in connection with or necessary for the conduct of the business or operations of the Cox Stations as now conducted or necessary or desirable to show compliance with any law or regulation applicable to the Cox Stations or the operation of the Cox Stations, including but not limited to, all logs, program materials, programs, lists, music libraries, public inspection files that relate to the Cox Stations and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records, and FCC applications and filings maintained with respect to the Cox Stations pursuant to the rules and regulations of the FCC (the "Cox Records"), free and clear of all liens, mortgages, pledges, covenants, security interests, charges, claims or encumbrances of any kind whatsoever ("Liens") (except for (x) Liens for current taxes not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings, (y) encumbrances imposed by law, such as materialmen's, mechanic's, carrier's, workmen's or repairmen's liens or other similar encumbrances arising in the ordinary course of business, securing obligations that are not overdue and (z) Liens and defects in title that will not materially interfere with the right of the parties hereto to quiet enjoyment and nondisturbance of the property (collectively, "Permitted Liens")). At the Closing, AFM shall transfer, assign, convey and deliver to Cox, and Cox shall accept and acquire from AFM (i) all of the tangible personal property listed on Schedule 1.1B, together with any replacements thereof or additions thereto made between the date of this Agreement and the Closing Date in accordance with Section 7.2 (the "AFM Tangible Personal Property"), and (ii) all records (excluding personnel files for employees not party to written agreements, confidential correspondence files of station management, copies of all books and records that AFM is required by law to retain, and books and records related solely to internal corporate matters) relating to, used in, held for use in connection with or necessary for the conduct of the business or operations of the AFM Stations as now conducted or necessary or desirable to show compliance with any law or regulation applicable to the AFM Stations or the operation of the AFM Stations, including but not limited to, all logs, program materials, lists, music libraries, public inspection files that relate to the AFM Stations and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records, and FCC applications and filings maintained with respect to the AFM Stations pursuant to the rules and regulations of the FCC (the "AFM Records"), free and clear of all Liens (except for Permitted Liens).

     1.2 Exchange of Real Property. At the Closing, (i) Cox shall transfer, assign, convey and deliver to AFM, and AFM shall accept and acquire from Cox, all real property and interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are listed on Schedule 1.2A, together with any replacements thereof and any additions thereto made between the date of this Agreement and the Closing Date in accordance with Section 7.2 (the "Cox Real Property") and (ii) AFM shall transfer, assign, convey and deliver to Cox, and Cox shall accept and acquire from AFM, all real property and interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are listed on Schedule 1.2B, together with any replacements thereof and any additions thereto made between the date of this Agreement and the Closing Date in accordance with Section 7.2 (the "AFM Real Property"). The Cox Real Property and the AFM Real Property shall be conveyed free and clear of all Liens (except for Permitted Liens).

     1.3 Exchange of Contracts. At the Closing, Cox shall assign to AFM all of its rights and privileges under the contracts, leases, employment contracts and other agreements that relate to the Cox Assets, as defined below, or the operation of the Cox Stations as now conducted, including but not limited to those listed on Schedule 1.3A (the "Cox Contracts"), and which have not been assigned to AFM under the Cox Time Brokerage Agreement, and AFM shall assume all of Cox's obligations under the Cox Contracts insofar as they relate to the time on and after the Closing Date and arise out of events which occur on and after the Closing Date. At the Closing, AFM shall assign to Cox all of its rights and privileges under the contracts, leases, employment contracts and other agreements that relate to the AFM Assets, as defined below, or the operation of the AFM Stations as now conducted, including but not limited to those listed on
Schedule 1.3B (the "AFM Contracts"), and which have not been assigned to Cox under the AFM Time Brokerage Agreement, and Cox shall assume all of AFM's obligations under the AFM Contracts insofar as they relate to the time on and after the Closing Date and arise out of events which occur on and after the Closing Date. Copies of the Cox Contracts have been delivered by Cox to AFM, and copies of the AFM Contracts have been delivered by AFM to Cox. The Cox Contracts and the AFM Contracts shall be assigned free and clear of all Liens (except for Permitted Liens).

     1.4 Exchange of Licenses. At the Closing, Cox shall assign to AFM, and AFM shall accept from Cox, all of Cox's right, title and interest in and to the licenses, permits, authorizations and call letters, qualifications, orders, franchises, certificates, consents and approvals issued to Cox by any governmental or regulatory agency or authority, whether Federal, state or local, and used in connection with the operation of the Cox Stations as now conducted, including the licenses and authorizations issued by the FCC for the Cox Stations (the "Cox FCC Licenses"), and all applications for such licenses and authorizations to the extent assignable, all of which are set forth on Schedule 1.4A (the "Cox Licenses"). At the Closing, AFM shall assign to Cox and Cox shall accept from AFM, all of AFM's right, title and interest in and to the licenses, permits, authorizations and call letters, qualifications, orders, franchises, certificates, consents and approvals issued to AFM by any governmental or regulatory agency or authority, whether Federal, state or local, and used in connection with the operation of the AFM Stations as now conducted, including the licenses and authorizations issued by the FCC for the AFM

Stations (the "AFM FCC Licenses"), and all applications for such licenses and authorizations to the extent assignable, all of which are set forth on Schedule 1.4B (the "AFM Licenses"). The Cox Licenses and the AFM Licenses shall be assigned free and clear of all Liens (except for Permitted Liens).

     1.5 Exchange of Intangible Assets. At the Closing, Cox shall assign to AFM, free and clear of all Liens (except for Permitted Liens), and AFM shall accept from Cox, all of Cox's right, title and interest in and to the patents, patent applications, trademarks, trade names, service marks, copyright registrations or copyright applications, slogans and logos and any other intangible assets used in connection with the Cox Stations as now conducted, including but not limited to those set forth on Schedule 1.5A (the "Cox Intangible Assets," and together with the Cox Tangible Personal Property, the Cox Records, the Cox Real Property, the Cox Contracts, and the Cox Licenses: the "Cox Assets"). At the Closing, AFM shall assign to Cox, free and clear of all Permitted Liens, and Cox shall accept from AFM, all of AFM's right, title and interest in and to the patents, patent applications, trademarks, trade names, service marks, copyright registrations or copyright applications, slogans and logos and any other intangible assets used in connection with the AFM Stations as now conducted, including but not limited to those set forth on Schedule 1.5B (the "AFM Intangible Assets", and together with the AFM Tangible Personal Property, the AFM Records, the AFM Real Property, the AFM Contracts, and the AFM Licenses: the "AFM Assets").

     1.6 Value of Exchanged Assets. Cox and AFM agree that the fair market value of each asset included in the Cox Assets and the AFM Assets will be determined on the basis of appraisals (the "Appraisals"), prepared by the firm of Bond & Pecaro, whose fee and expenses shall be equally borne by Cox and AFM. The parties shall direct Bond & Pecaro to deliver Appraisals within 90 days from the Closing Date and to set forth in the Appraisals the fair market value of each asset included in the Cox Assets and the AFM Assets. Cox and AFM shall each prepare IRS Form 8594 and 8824 based on the Appraisals and such other information as required by such forms, taking into account that each party intends to transfer the Cox Assets and the AFM Assets, as the case may be, in a transaction that qualifies to the maximum extent permissible as a like-kind exchange under Section 1031 of the Code (a "Section 1031 Exchange"). The parties agree the fair market value of the Cox Assets shall be as set forth on Schedule 1.6A and the fair market value of the AFM Assets shall be as set forth on
Schedule 1.6B. AFM and Cox shall not take any position inconsistent with such Appraisals, will file all returns and reports with respect to the transaction contemplated by this Agreement, including all federal, state and local returns on a basis consistent with such Appraisals, and each promptly shall give to the other notice of any disallowance of or challenge to such reporting by any taxing authority. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 1.6 shall survive the Closing without limitation.

     1.7 Excluded Assets. The Cox Assets shall include all assets used or held for use in the operation of the Cox Stations as now conducted by Cox or any affiliated entity, and the AFM Assets shall include all assets used or held for use in the operation of the AFM Stations as now conducted by AFM or any affiliated entity, except the parties agree and acknowledge that (i) the Cox Assets shall not include the assets set forth on Schedule 1.7A, and (ii) the AFM Assets shall not include the assets set forth on Schedule 1.7B.

     1.8 Assumption of Liabilities. Except as provided in Section 4.1(c), AFM shall not assume or become obligated to perform any debt, liability or obligation of Cox whatsoever, and Cox shall not assume or become obligated to perform any debt, liability or obligation of AFM whatsoever, including (i) any obligations or liabilities under any contract, lease or agreement other than the Cox Contracts or the AFM Contracts, (ii) any obligations or liabilities under the Cox Contracts or the AFM Contracts relating to the period prior to the Closing; (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing, (iv) any insurance policies of AFM or Cox, (v) any obligations or liabilities arising under capitalized leases or other financing agreements, (vi) any obligations or liabilities of Cox or AFM under any employee pension, retirement, health and welfare or other benefit plans or collective bargaining agreements, except as provided in Section 7.11,
(vii) any obligation to any employee of the Stations for severance benefits, vacation time, or sick leave, except as provided in Section 7.11, (viii) any liability for any taxes attributable to the Cox Assets or the operations of the Cox Stations on or prior to the Closing Date, except to the extent the amount of such taxes is included in the Cox Proration Schedule, (ix) any liability for taxes attributable to the AFM Assets or the operations of the AFM Stations on or prior to the Closing Date, except to the extent that the amount of such taxes is included in the AFM Proration Schedule, or (x) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Cox or AFM prior to the Closing (collectively, the "Excluded Liabilities"). All such Excluded Liabilities shall remain and be the obligations and liabilities solely of Cox or AFM, as the case may be. If any Cox Contract or AFM Contract requires the consent of third parties for assignment, but (i) such consent has not been obtained as of the Closing Date, as required by Section 8.5 or 9.5, as applicable, and (ii) the party being assigned such contract (the "Assignee") waives such condition precedent to the Closing in its sole discretion, then the Assignee shall assume the assigning party's (the "Assignor") obligations under such contract only for the period after Closing during which the Assignee receives the benefits to which the Assignor is currently entitled under such contract (unless consent is subsequently obtained and such delay has not prejudiced the Assignee, and unless the failure of the Assignee to receive benefits under such contract is due to the Assignee's failure to perform the Assignor's obligations thereunder after Closing).

     1.9 Section 1031. Notwithstanding any provision to the contrary in this Agreement, AFM and Cox agree that the exchange of the Stations contemplated hereby shall be accomplished in a manner enabling the transfer of the Cox Assets and AFM Assets to qualify to the maximum extent permissible as a Section 1031 Exchange, including but not limited to, permitting the assignment of this Agreement by AFM to a qualified intermediary in order that the acquisition of additional replacement property for the AFM Assets may be accomplished as a deferred exchange pursuant to applicable Treasury Regulations. Cox covenants with and warrants to AFM, and AFM covenants with and warrants to Cox, that (a) in no tax return hereafter filed by Cox or any affiliate of Cox, or by AFM or any affiliate of AFM, or any of their respective representatives, successors or assigns, will Cox or AFM or any of their respective representatives, successors or assigns, treat the transfers of the Cox Assets and the AFM Assets inconsistently with or differently than a Section 1031 Exchange, and (b) in no tax audit, tax examination, tax review or tax litigation will Cox or any affiliate of Cox, or AFM or any affiliate of AFM, or any of their respective representatives, successors or assigns, treat the transfers of the Cox Assets and the AFM Assets inconsistently with or differently than a Section 1031 Exchange. Each party agrees to cooperate with the other party in order that Cox and AFM (and the qualified intermediary in the event AFM assigns its rights in this Agreement to a qualified intermediary) may effectuate a simultaneous or a deferred Section 1031 Exchange. The parties agree to execute such agreements and other documents as may be necessary to complete and otherwise effectuate a Section 1031 Exchange, and if AFM gives Cox notice of its intention to effect a deferred Section 1031 Exchange, Cox shall (i) promptly provide AFM with written acknowledgment of such notice and (ii) at Closing pay the amount to be paid pursuant to Section 2 to the qualified intermediary rather than AFM.

     2. Cash Payment. At the Closing, Cox shall pay or cause to be paid to AFM the sum of Three Million Dollars ($3,000,000), subject to adjustment pursuant to
Section 4.2, by federal wire transfer of immediately available funds pursuant to wire transfer instructions to be delivered by AFM to Cox at least two (2) days prior to the Closing.

     3. [Intentionally Omitted].

     4. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., local time, at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Washington, D.C. 20036, on a date to be agreed upon by the parties that is not later than the fifteenth
(15th) business day following the date upon which the consent of the FCC to the assignment of the Cox and AFM FCC Licenses has become a Final Order (as defined herein), or at such other time (in any event, the "Closing Date") as shall be agreed upon in writing by Cox and AFM. On the Closing Date, Cox and AFM shall be prepared to effectuate the transfer of the Stations in a manner which enables the transfer to qualify as a like-kind exchange of property within the meaning of Section 1031 of the Code.

     4.1 Closing Deliveries. At the Closing:

     (a) Cox shall execute and deliver to AFM a Bill of Sale in form and substance reasonably acceptable to AFM, pursuant to which Cox shall convey to AFM good and marketable title to the Cox Tangible Personal Property, and AFM shall execute and deliver to Cox a Bill of Sale in form and substance reasonably acceptable to Cox, pursuant to which AFM shall convey to Cox good and marketable title to the AFM Tangible Personal Property;

     (b) Cox shall execute and deliver to AFM a special warranty deed and such other transfer documents in form and substance reasonably acceptable to AFM pursuant to which Cox shall convey to AFM good and marketable title to the owned Cox Real Property and any assignment and assumption agreements for the Cox leased Real Property, and AFM shall execute and deliver to Cox a special warranty deed and such other transfer documents in form and substance reasonably acceptable to Cox pursuant to which AFM shall convey to Cox good and marketable title to the AFM Real Property and any assignment and assumption agreements for the AFM leased Real Property;

     (c) Cox shall execute and deliver to AFM an Assignment and Assumption of Contracts in form and substance reasonably acceptable to the parties, pursuant to which Cox shall assign to AFM, and subject to Section 1.8, AFM shall accept assignment of, all of Cox's rights and privileges and assume all obligations of Cox under the Cox Contracts, insofar as they relate to the time on and after the Closing Date and arise out of events that occur after the

Closing Date, and AFM shall execute and deliver to Cox an Assignment and Assumption of Contracts in form and substance reasonably acceptable to the parties pursuant to which AFM shall assign to Cox, and subject to Section 1.8, Cox shall accept assignment of, all of AFM's rights and privileges and assume all obligations of AFM under the AFM Contracts, insofar as they relate to the time on and after the Closing Date and arise out of events that occur after the Closing Date;

     (d) Cox shall execute and deliver to AFM an Assignment of Licenses and Permits in form and substance reasonably acceptable to the parties pursuant to which Cox shall assign to AFM, and AFM shall accept assignment of, all of Cox's right, title and interest in and to the Cox Licenses, and AFM shall execute and deliver to Cox an Assignment of Licenses and Permits in form and substance reasonably acceptable to the parties pursuant to which AFM shall assign to Cox, and Cox shall accept assignment of, all of AFM's right, title and interest in and to the AFM Licenses;

     (e) Cox shall execute and deliver to AFM an Assignment of Intangibles in form and substance reasonably acceptable to the parties, pursuant to which Cox shall assign to AFM all of Cox's right, title and interest in and to the Cox Intangible Assets, and AFM shall execute and deliver an Assignment of Intangibles in form and substance reasonably acceptable to the parties, pursuant to which AFM shall assign to Cox all of AFM's right, title and interest in and to the AFM Intangible Assets;

     (f) Cox shall deliver to AFM Uniform Commercial Code ("UCC") lien searches from Los Angeles and Ventura Counties, California, and the California Secretary of State dated as of a date not more than fifteen (15) days prior to the Closing Date and showing no UCC, judgment, tax or other lien filings against the Cox Assets, other than security interests or other filings which will be released at Closing, and AFM shall deliver to Cox UCC lien searches from Fairfield and New Haven Counties, Connecticut; Hall and Forsyth Counties, Georgia; Dade, Broward, Duval, Clay and St. Johns Counties, Florida; and the Secretaries of State for Connecticut, Georgia and Florida dated as of a date not more than fifteen (15) days prior to the Closing Date and showing no UCC, judgment, tax or other lien filings against the AFM Assets, other than security interests or other filings which will be released at Closing; and

     4.2 Prorations.

     (a) Except as otherwise provided herein or in the Time Brokerage Agreements, all income and expenses arising from the conduct of the business and operations of the Cox Stations and the AFM Stations shall be prorated between Cox and AFM in accordance with generally accepted accounting principles as of 12:01 a.m., on the Closing Date. Such prorations shall include, without limitation, all ad valorem and applicable property taxes, business and license fees, annual FCC regulatory fees, power and utility expenses, rents (excluding amounts paid as capital expenditures in connection with real property, whether leased or owned), and similar prepaid and deferred items attributable to the ownership and operation of the Stations. The parties shall provide each other a list of all known proratable items and payables for the Stations at least five
(5) days before the Closing Date;

     (b) The prorations and adjustments contemplated by this Section, to the extent practicable, shall be made on and as of the Closing Date. As to those prorations and adjustments not reasonably capable of being ascertained on the Closing Date, adjustments and prorations shall be made in accordance with the procedures set forth in Sections 4.2(c) and 4.2(d);

     (c) Within ninety (90) days of the Closing Date, Cox shall deliver to AFM a schedule of its proposed prorations (which shall set forth in reasonable detail the basis for those determinations) (the "Cox Proration Schedule"). The Cox Proration Schedule shall be conclusive and binding upon AFM unless AFM provides Cox with written notice of objection (the "Notice of Disagreement") within thirty (30) days after AFM's receipt of the Cox Proration Schedule, which notice shall state the prorations of expenses proposed by AFM ("AFM's Proration Amount"). Cox shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject AFM's Proration Amount. Payment by AFM or Cox, as the case may be, of the proration amounts determined pursuant to this Section 4.2(c) shall be due fifteen (15) days after the last to occur of (i) AFM's acceptance of the Cox Proration Schedule or failure to give Cox a timely Notice of Disagreement and (ii) Cox's acceptance of AFM's Proration Amount or failure to reject AFM's Proration Amount within fifteen (15) days of receipt of a Notice of Disagreement;

     (d) Within ninety (90) days of the Closing Date, AFM shall deliver to Cox a schedule of its proposed prorations (which shall set forth in reasonable detail the basis for those determinations) (the "AFM Proration Schedule"). The AFM Proration Schedule shall be conclusive and binding upon Cox unless Cox provides AFM with a Notice of Disagreement within thirty (30) days after Cox's receipt of the AFM Proration Schedule, which notice shall state the prorations of expenses proposed by Cox ("Cox's Proration Amount"). AFM shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject Cox's Proration Amount. Payment by Cox or AFM, as the case may be, of the proration amounts determined pursuant to this Section 4.2(d) shall be due fifteen (15) days after the last to occur of (i) Cox's acceptance of the AFM Proration Schedule or failure to give AFM a timely Notice of Disagreement and (ii) AFM's acceptance of Cox's Proration Amount or failure to reject Cox's Proration Amount within fifteen (15) days of receipt of a Notice of Disagreement; and

     (e) In the event of any disputes between the parties as to the prorations and adjustments described in this Section, the amounts not in dispute shall nonetheless be paid at the time provided in this Section and such disputes shall be determined by an independent certified public accountant of national recognition (other than a firm which then serves as the independent auditor for Cox or AFM or any of their respective affiliates) mutually acceptable to the parties with the fees and expenses of such accountant being paid one half by Cox and one half by AFM. Any payment required by Cox to AFM or by AFM to Cox, as the case may be, under this Section shall be paid by wire transfer of immediately available funds to the account of the payee with a financial institution in the United States as designated by such party in the AFM Proration Schedule or Cox Proration Schedule, as the case may be. If either Cox or AFM fails to pay when due any amount under Section 4.2(c) or 4.2(d), interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the Prime Rate plus two percent (2%), and such interest shall be payable upon demand. Notwithstanding the provisions of Section 4.2(c),
(d) and (e) of this Agreement, if the amount of any taxes to be prorated pursuant to this Section 4.2 is not known by ninety
(90) days after the Closing Date, then the amount will be estimated as of such date, and once the amount of such taxes is known, AFM shall pay to Cox, or Cox shall pay to AFM, as the case may be, the net amount due as a result of the actual apportionment of such taxes.

     4.3 Further Assurances. At the Closing, and from time to time after the Closing, Cox will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as AFM reasonably may request in order to more effectively transfer, convey, assign, and deliver to AFM, and to place AFM in possession and control of, any of the Cox Assets, and AFM will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Cox reasonably may request in order to more effectively transfer, convey, assign, and deliver to Cox, and to place Cox in possession and control of, any of the AFM Assets.

     5. Representations and Warranties of Cox. Cox hereby represents and warrants to AFM as follows:

     5.1 Organization; Good Standing. Cox (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) is qualified to do business as a foreign corporation and is in good standing under the laws of the States of California, Connecticut, Florida and Georgia; and (iii) has all requisite corporate power and authority to own and operate the Cox Assets, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder.

     5.2 Authority. Cox has the full right and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions provided for herein. All required corporate action with respect to Cox has been taken to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cox and constitutes the valid and binding obligation of Cox, enforceable against Cox in accordance with its terms, except as such enforceability may be limited by bankruptcy and similar laws affecting the rights of creditors generally and general principles of equity. Except as expressly provided in this Agreement or any Schedule hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Cox of this Agreement in accordance with its terms will not require the approval or consent of or notice to any foreign, federal, state, county, local or other governmental or regulatory body.

     5.3 No Breach or Violation. Except as set forth on Schedule 5.3, the execution and delivery by Cox of this Agreement, the consummation by Cox of the transactions contemplated hereby, and compliance by Cox with the terms hereof, do not and will not:

     (i) violate or result in the breach of or contravene any of the terms, conditions or provisions of, or constitute a default under, Cox's Certificate of Incorporation or Bylaws, or any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to Cox or its assets and properties;

     (ii) except for those consents listed in Schedule 5.3, result in prohibited action under any term or provision of, the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed of trust to which Cox is a party or by which it is bound or any other Cox Contract;

     (iii) result in any Lien upon the Cox Assets,  except for Permitted  Liens;
or

     (iv) cause the suspension or revocation of any of the Cox Licenses.

     5.4 Approvals. Except as set forth on Schedule 5.4 and except for the consent of the FCC, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies are necessary to permit Cox to execute and deliver this Agreement and to perform its obligations hereunder.

     5.5 No Litigation. Except as set forth on Schedule 5.5, there are no actions, suits, investigations or proceedings pending or, to the best of Cox's knowledge, threatened against or affecting the Cox Assets, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which, if adversely determined, would impair the ability of Cox to perform its obligations hereunder or would impair or hinder the ability or right of AFM to operate the Cox Stations after the Closing in the manner heretofore operated by Cox.

     5.6 Brokerage. Cox has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and to the best of Cox's knowledge, no other person is entitled to any commission or finder's fee in connection with any of these transactions.

     5.7 Title to and Condition of Tangible Personal Property. Except as specified on Schedule 5.7, and except for Permitted Liens, Cox has good title to the Cox Tangible Personal Property free and clear of all Liens. All of the Cox Tangible Personal Property is in a good working condition and repair (ordinary wear and tear excepted). The Cox Tangible Assets listed in Schedule 1.1A comprise all material items of tangible personal property necessary for the conduct of the business or operations of the Cox Stations as now conducted. All of the technical equipment included in the Cox Tangible Personal Property is in a good working condition and repair (ordinary wear and tear excepted), has been maintained in a manner consistent with generally accepted standards of good engineering practice and permit operation of the Cox Stations in material accordance with the Cox Licenses and all applicable FCC rules and regulations, the Communications Act of 1934, as amended (the "Act"), and all other applicable laws, rules, regulations, and ordinances.

     5.8 Title to and Condition of Real Property. Schedule 1.2A lists all of the Cox Real Property used in the operation of the Cox Stations as now conducted, and Cox has good and marketable title, or valid and subsisting leasehold interests, in and to the Cox Real Property. All of the Cox Real Property is owned free and clear of all Liens except for Permitted

Liens. Except as disclosed on Schedule 5.8, with respect to each leasehold or subleasehold interest included in the Cox Real Property: (a) the leases are, and following the Closing to the best of Cox's knowledge, will continue to be legal, valid, binding, enforceable and in full force and effect; (b) Cox has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leases or its rights thereunder; (c) to the best of Cox's knowledge, (i) the owner of each leased facility has good and marketable title to the underlying parcel of real property, free and clear of any security interest, easement, covenant, or other restriction, except for Permitted Liens, and (ii) Cox's leasehold or subleasehold interest has priority over any other interest except for the fee interest therein and Permitted Liens; and (d) so long as Cox fulfills its obligations under the lease therefor, Cox has enforceable rights to nondisturbance and quiet enjoyment against the landlord under the lease, and no third party holds any interest in the leased premises with the right to foreclose upon Cox's leasehold or subleasehold interest. All improvements on the Cox Real Property are in compliance with applicable zoning and land use laws, ordinances and regulations in all respects necessary to conduct the operation of the Cox Stations operating thereon as presently conducted, except for any instances of noncompliance which do not and will not in the aggregate have a material adverse effect on the owner or lessee, as the case may be, of such Cox Real Property. All such improvements are in good working condition and repair, are insurable at standard rates, and comply in all material respects with FCC rules and regulations and all other applicable
Federal, state and local statutes, ordinances and regulations. All of the transmitting towers, ground radials, guy anchors, transmitter buildings and related improvements located on the Cox Real Property are located entirely on the Cox Real Property. Cox has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the Cox Real Property.

     5.9 Cox Contracts. Except for (a) contracts or commitments for the sale of advertising time for cash at prevailing rates, and (b) contracts or commitments involving performance of services or delivery of goods and/or materials by or to Cox of value less than Twenty-Five Thousand Dollars ($25,000) individually per year, Schedule 1.3A lists all of the Cox Contracts and all trade and barter agreements currently in effect as they relate to the business or operation of the Cox Stations as of the date of this Agreement. Except as set forth on
Schedule 5.9, each Cox Contract is valid and binding (except to the extent that the invalidity or nonbinding nature of any Cox Contract would not have a material adverse effect on Cox) and is in full force and effect in accordance with its terms and will, to the best of Cox's knowledge, continue to be valid, binding and in full force and effect on identical terms following the Closing Date. Cox has not granted any material waivers of or forebearances under the Cox Contracts, and, to the best of Cox's knowledge, no third party is in material default in the performance of any of its obligations under any such Cox Contract, and no event or circumstance has occurred, which, with the giving of notice or the lapse of time or both, would constitute a material default by Cox under any Cox Contract. Except for those consents listed on Schedule 5.3, no consents of any third party are necessary to permit the assignment by Cox of the Cox Contracts to AFM and such assignment will not affect the validity or enforceability of any such Cox Contract or cause any material change in the substantive terms thereof.

     5.10 Licenses. Schedule 1.4A accurately and completely lists all material authorizations, licenses, permits and franchises of any private entity or public or governmental body granted or assigned to Cox with respect to the Cox Stations. All of the Cox Licenses are (a) validly issued and in full force and effect, (b) unimpaired by any acts or omissions of Cox or

Cox's employees or agents, (c) free and clear of any restrictions that might limit the full operation of the Cox Stations and (d) Cox has full power and authority to operate the Cox Stations thereunder. Cox holds all authorizations, licenses, permits and franchises necessary to enable it to conduct its business of operating the Cox Stations in all material respects as presently conducted. Except for the need to obtain a temporary waiver of the FCC's Newspaper/Radio Cross-ownership Rule (47 C.F.R. ss. 73.3555(d)(2)), to the best of its knowledge, Cox is qualified legally, financially and otherwise to become the assignee of the AFM FCC Licenses, under the Act, and the rules and regulations of the FCC as in effect on the date of this Agreement.

     5.11 Intangible Assets. Other than as set forth on Schedule 1.5A, there are no material patents, patent applications, trademarks, trade names, service marks, copyright registrations or copyright applications licensed or used by or registered in the name of Cox which apply to the Cox Stations. To the best of Cox's knowledge, Cox owns all right and interest in, and right and authority to use in connection with the conduct of the business of the Cox Stations as presently conducted, free and clear of all Liens and without infringing on the rights of any party, all of the Cox Intangible Assets. To the best of Cox's knowledge, there are no outstanding or threatened judicial or adversary proceedings with respect to the Cox Intangible Assets.

     5.12 FCC Compliance. Except as shown on Schedule 5.12, the Cox Stations have been operated at all times by Cox in material accordance with the terms of the Cox FCC Licenses, the Act, and all applicable rules, regulations and policies of the FCC. Cox has timely filed or made all applications, reports, and other disclosures required by the FCC to be filed or made with respect to the Cox Stations. The Cox FCC Licenses are valid and in full force and effect. Except as shown on Schedule 5.12, no application, action or proceeding is pending for the renewal or modification of any of the Cox FCC Licenses and, to the best of Cox's knowledge, there is not now issued or outstanding any investigation or material complaint against Cox at the FCC as of the date of this Agreement relating to the Cox Stations. Except as disclosed on Schedule 5.12, there is no proceeding pending at the FCC, and there is no outstanding notice of violation from the FCC as of the date of this Agreement relating to the Cox Stations. All fees payable to governmental authorities pursuant to the Cox FCC Licenses, including FCC annual regulatory fees, have been paid and no event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for nonrenewal in the ordinary course or revocation thereof or would have a material adverse effect on the business or financial condition of the Cox Stations.

     5.13 Compliance with Laws. Cox has all licenses, permits or other authorizations of governmental, regulatory or administrative agencies required to conduct its business with respect to the Cox Stations in all material respects as currently conducted. No judgment, decree, order or notice of violation has been issued by any agency or authority which permits, or would permit, revocation, modification or termination of any governmental permit, license or authorization or which results or could result in any material impairment of any rights thereunder. With respect to the Cox Stations, Cox is in material compliance with all applicable federal, state, local or foreign laws, regulations, statutes, rules, ordinances, directives and orders and any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal applicable to it.

     5.14 Environmental Matters. Without limiting the generality of Section 5.13, except as disclosed on Schedule 5.14, to the best of Cox's knowledge, all of the Cox Real Property is free of (1) waste or debris; (2) "hazardous waste" or any "hazardous substance" as defined in federal environmental and occupational safety and health statutes (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), and regulations promulgated thereunder; (3) any substance the presence of which on the Cox Real Property is prohibited by any federal, state or local environmental law; and (4) any materials which, under federal, state, or local environmental law, require special handling in collection, storage, treatment or disposal, each in quantities or in a manner sufficient to give rise to liability under the federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against Cox. Without limiting the generality of the foregoing, except as disclosed on Schedule 5.14, to the best of Cox's knowledge, there are no installations on the Cox Real Property which contain PCBs or asbestos in quantities sufficient to mandate the removal of such PCBs or asbestos in accordance with federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against Cox. To the best of Cox's knowledge, it has delivered to AFM all environmental assessments of the Cox Real Property owned by Cox.

     5.15 Insurance. The insurable properties relating to the business of the Cox Stations and the conduct of the business of the Cox Stations are, and will be until the Closing Date, in the reasonable judgment of Cox, adequately insured.

     5.16 Bulk Sales. The provisions of the Bulk Sales laws of the State of California do not apply to the transfer of the Cox Assets in accordance with the terms of this Agreement.

     5.17 Accuracy of Information Furnished. No statement by Cox contained in this Agreement or in any Schedule or Exhibit hereto contains any material untrue statement of a material fact or omits to state any material fact which is necessary to make the Statements contained herein not materially misleading.

     5.18 Conduct of Business in Ordinary Course. Between December 31, 1998 and the date hereof, Cox has conducted the business and operations of the Cox Stations only in the ordinary course and substantially consistent with past practice and has not:

     (a) suffered any material adverse change in the business, assets, properties, financial condition or prospects of Cox pertaining to the Cox Stations, including any damage, destruction or loss affecting the Cox Assets; or

     (b) made any sale, assignment, lease or other transfer of any of Cox's properties used in connection with the Cox Stations other than in the ordinary course of business and consistent with past practices.

     5.19 Taxes. Cox has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and Cox has paid or caused to be paid all taxes as shown on those returns or on any tax assessment received by Cox to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no governmental investigations or other legal, administrative, or tax proceedings pending, or to the best of Cox's knowledge, threatened, pursuant to which Cox is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to AFM as transferee of the business of the Cox Stations, and no event has occurred that could impose on AFM any liability for any taxes, penalties, or interest due or to become due from Cox. Cox has paid in full or discharged, or caused to be paid in full or discharged, all taxes (i) relating to the Cox Assets that are required to be paid (whether or not such taxes are shown as due on any tax return) and (ii) the non-payment of which could result in a Lien on the Cox Assets in the hands of AFM, excepting in each case such taxes as will not be due until after the Closing Date and which are to be prorated pursuant to Section 4.2 of this Agreement. Any Lien for taxes on the Cox Assets the validity of which is being contested in good faith by appropriate proceedings shall be described on Schedule 5.19 of this Agreement.

     5.20 Personnel.

     (a) All of the Cox Employee Plans and Cox Compensation Arrangements are listed in Schedule 5.20, and complete and accurate copies of any such written Cox Employee Plans and Cox Compensation Arrangements (or related insurance policies) have been furnished to AFM, along with copies of any employee handbooks or similar documents describing such Cox Employee Plans and Cox Compensation Arrangements. Schedule 5.20 also includes a description of any unwritten Cox Employee Plans or Cox Compensation Arrangements. Schedule 5.20 also contains a true and complete list of all employees of the Cox Stations, their job descriptions, current compensation levels, dates of hire and amounts and dates of last salary or wage increase as of the date of this Agreement.

     (b) Each Cox Employee Plan and Cox Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws. Cox is not aware of any pending governmental audit or examination of any Cox Employee Plan or Cox Compensation Arrangement or of any facts which would lead it to believe that any such audit or examination is threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Cox Employee Plan or Cox Compensation Arrangement pending or, to the best of Cox's knowledge, threatened against any of such plans or arrangements, and Cox possesses no knowledge of any facts which could give rise to any such action, suit or claim.

     (c) Cox does not contribute to and is not required to contribute to any Cox Multi-employer Plan with respect to the employees of the Cox Stations.

     (d) Except as described in Schedule 5.20, neither Cox nor any other trade or business under common control with Cox (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or contributes to any employee plan or compensation arrangement that provides retiree medical or retiree life insurance coverage to employees of Cox at the Cox Stations upon their retirement.

     (e) Except as described in Schedule 5.20, with respect to each Cox Employee Plan and, to the extent applicable, each Cox Compensation Arrangement: (i) each Cox Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of a Cox Employee Plan's letter; (ii) no prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject Cox to any liability that could become a liability of AFM; and (iii) all contributions, premiums or payments accrued, in whole or in part, under each Cox Employee Plan or Cox Compensation Arrangement or with respect thereto as of the Closing will be paid by Cox prior to the Closing or, if later, will be paid as soon as reasonably practicable thereafter.

     (f) For purposes of this Section, the following terms shall have the meaning indicated: (i) "Cox Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Cox or any entity related to Cox (under the terms of Section 414(b), (c), (m) or (o) of the Code) contributes or to which Cox or any entity related to Cox (under the terms of Section 414(b),
(c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound which provides benefits to persons employed or previously employed at the Cox Stations; (ii) "Cox Compensation Arrangement" shall mean any plan or compensation arrangement other than a Cox Employee Plan, whether written or unwritten, which provides to persons employed or previously employed at the Cox Stations any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iii) "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended, any successor thereto and any regulations promulgated thereunder; and (iv) "Cox Multi-employer Plan" means a plan, as defined in ERISA
Section 3(37), to which Cox or any entity related to Cox (under the terms of Section 414(b) or (c) of the Code) contributes or is required to contribute.

     5.21 Labor Relations. Except as described in Schedule 5.21, Cox is not a party to or subject to any collective bargaining agreements with respect to the Cox Stations. Cox has no written or oral contracts of employment with any employee of the Cox Stations, other than those listed in Schedule 1.3A. Cox has complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any written notice alleging that it has failed to comply in any material respect with any such laws, rules, or regulations. Except as described in Schedule 5.21, no controversies, disputes, or proceedings are pending or, to the best of Cox's knowledge, threatened, between it and any employee (singly or collectively) of the Cox Stations. Except as described in Schedule 5.21, no labor union or other collective bargaining unit represents or claims to represent any of the employees of the Cox Stations. To the best of Cox's knowledge, there is no union campaign being conducted to represent employees of the Cox Stations or to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the Cox Stations.

     5.22 Financial Statements. Schedule 5.22 contains true and complete copies of the unaudited balance sheet of the Cox Stations as at December 31, 1998, and an unaudited statement of income and expenses of the Cox Stations for the one-year period ending December 31, 1998, as well as unaudited statements of income and expenses of the Cox Stations for the calendar quarters ending March 31, 1999 and June 30, 1999 (the "Cox Financial Statements"). The Cox Financial Statements were prepared in accordance with the books and records of Cox in conformity with generally accepted accounting principles consistent with past practices (except for normal year-end adjustments) and fairly present the results of operations of the Cox Stations for the respective periods covered thereby.

     5.23 Definition of Knowledge. For the purposes of this Agreement, "to the best of Cox's knowledge" or any similar formulation thereof means to the actual knowledge of Robert F. Neil, Richard A. Ferguson, Marc W. Morgan, Maritza Pichon, Sterling Davis and Howard E. Neal.

     6. Representations and Warranties of AFM. AFM hereby represents and warrants to Cox as follows:

     6.1 Organization; Good Standing. Each of AMFM INC. and each of the AFM Subsidiaries (i) is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) is qualified to do business as a foreign corporation and is in good standing under the laws of each state where it operates any AFM Station or owns any AFM Asset; and (iii) has all requisite corporate power and authority to own and operate the AFM Assets, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder.

     6.2 Authority. AFM has the full right and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions provided for herein. All required corporate action with respect to AFM has been taken to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by AFM and constitutes the valid and binding obligation of AFM, enforceable against AFM in accordance with its terms, except as such enforceability may be limited by bankruptcy and similar laws affecting the rights of creditors generally and general principles of equity. Except as expressly provided in this Agreement, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by AFM of this Agreement in accordance with its terms will not require the approval or consent of or notice to any foreign, federal, state, county, local or other governmental or regulatory body.

     6.3 No Breach or Violation. Except as set forth on Schedule 6.3, the execution and delivery by AFM of this Agreement, the consummation by AFM of the transactions contemplated hereby, and compliance by AFM with the terms hereof, do not and will not:

     (i) violate or result in the breach of or contravene any of the terms, conditions or provisions of, or constitute a default under, AFM's Certificate of Incorporation or Bylaws, or any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to AFM or its assets and properties;

     (ii) except for those consents listed in Schedule 6.3, result in prohibited action under any term or provision of, the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed of trust to which AFM is a party or by which it is bound or any other AFM contract;

     (iii) result in any Lien upon the AFM Assets except for Permitted Liens; or

     (iv) cause the suspension or revocation of any of the AFM Licenses.

     6.4 Approvals. Except as set forth on Schedule 6.4 and except for the consent of the FCC, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies are necessary to permit AFM to execute and deliver this Agreement and to perform its obligations hereunder.

     6.5 No Litigation. Except as set forth on Schedule 6.5, there are no actions, suits, investigations or proceedings pending or, to the best of AFM's knowledge, threatened against or affecting the AFM Assets, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which, if adversely determined, would impair the ability of AFM to perform its obligations hereunder or would impair or hinder the ability or right of Cox to operate the AFM Stations after the Closing in the manner heretofore operated by AFM.

     6.6 Brokerage. AFM has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and, to the best of AFM's knowledge, no other person is entitled to any commission or finder's fee in connection with any of these transactions.

     6.7 Title to and Condition of Tangible Personal Property. Except as specified on Schedule 6.7, and except for Permitted Liens, AFM has good title to the AFM Tangible Personal Property free and clear of all Liens. All of the AFM Tangible Personal Property is in a good working condition (ordinary wear and tear excepted). The AFM Tangible Assets listed on Schedule 1.1B comprise all material items of tangible personal property necessary for the conduct of the business or operations of the AFM Stations as now conducted. All of the technical equipment included in the AFM Tangible Personal Property is in a good working condition and repair (ordinary wear and tear excepted), has been maintained in a manner consistent with generally accepted standards of good engineering practice and permit operation of the AFM Stations in material accordance with the AFM Licenses and with all applicable FCC rules and regulations, the Act and all other applicable laws, rules, regulations, and ordinances.

     6.8 Title to and Condition of Real Property. Schedule 1.2B lists all of the AFM Real Property used in the operation of the AFM Stations as now conducted, and AFM has good and marketable title, or valid and subsisting leasehold interests, in and to the AFM Real Property. Except as disclosed on Schedule 6.8, all of the AFM Real Property is owned free and clear of all Liens except for Permitted Liens, and with respect to each leasehold or subleasehold interest included in the AFM Real Property: (a) the leases are, and following the Closing, to the best of AFM's knowledge, will continue to be, legal, valid, binding, enforceable and in full force and effect; (b) AFM has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leases or its rights thereunder; (c) to the best of AFM's knowledge, (i) the owner of each leased facility has good and marketable title to the underlying parcel of real property, free and clear of any security interest, easement, covenant, or other restriction, except for Permitted Liens and (ii) AFM's leasehold or subleasehold interest has priority over any other interest except for the fee interest therein and Permitted Liens; and (d) so long as AFM fulfills its obligations under the lease therefor, AFM has enforceable rights to nondisturbance and quiet enjoyment against the landlord under the lease, and no third party holds any interest in the leased premises with the right to foreclose upon AFM's leasehold or subleasehold interest. All improvements on the AFM Real Property are in compliance with applicable zoning and land use laws, ordinances and regulations in all respects necessary to conduct the operation of the AFM Stations operating thereon as presently conducted, except for any instances of noncompliance which do not and will not in the aggregate have a material adverse effect on the owner or lessee, as the case may be, of such AFM Real Property. All such improvements are in good working condition and repair, are insurable at standard rates, and comply in all material respects with FCC rules and regulations and all other applicable Federal, state and local statutes, ordinances and regulations. Except as disclosed on Schedule 6.8, all of the transmitting towers, ground radials, guy anchors, transmitter buildings and related improvements located on the AFM Real Property are located entirely on the AFM Real Property. AFM has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the AFM Real Property.

     6.9 AFM Contracts. Except for (a) contracts or commitments for the sale of advertising time for cash at prevailing rates, and (b) contracts or commitments involving performance of services or delivery of goods and/or materials by or to AFM of value less than Twenty-Five Thousand Dollars ($25,000) individually per year, Schedule 1.3B lists all of the AFM Contracts and all trade and barter agreements currently in effect as they relate to the business or operation of the AFM Stations as of the date of this Agreement. Except as set forth on
Schedule 6.9, each AFM Contract is valid and binding (except to the extent that the invalidity or nonbinding nature of any AFM Contract would not have a material adverse effect on AFM) and is in full force and effect in accordance with its terms and, to the best of AFM's knowledge, will continue to be valid, binding and in full force and effect on identical terms following the Closing Date. AFM has not granted any material waivers of or forebearances under the AFM Contracts, and, to the best of AFM's knowledge, no third party is in material default in the performance of any of its obligations under any such AFM Contract, and no event or circumstance has occurred, which, with the giving of notice or the lapse of time or both, would constitute a material default by AFM under any AFM Contract. Except for those consents listed on Schedule 6.3, no consents of any third party are necessary to permit the assignment by AFM of the AFM Contracts to Cox and such assignment will not affect the validity or enforceability of any such AFM Contract or cause any material change in the substantive terms thereof.

     6.10 Licenses. Schedule 1.4B accurately and completely lists all material authorizations, licenses, permits and franchises of any private entity or public or governmental body granted or assigned to AFM with respect to the AFM Stations. All of the AFM Licenses are (a) validly issued and in full force and effect, (b) unimpaired by any acts or omissions of AFM or AFM's employees or agents, (c) free and clear of any restrictions that might limit the full operation of the AFM Stations and (d) AFM has full power and authority to operate the AFM Stations thereunder. AFM holds all authorizations, licenses, permits and franchises necessary to enable it to conduct its business of operating the AFM Stations in all material respects as presently conducted. To the best of its knowledge, AFM is qualified legally, financially and otherwise to become the assignee of the Cox FCC Licenses, under the Act, and the rules and regulations of the FCC as in effect on the date of this Agreement.

     6.11 Intangible Assets. Other than as set forth on Schedule 1.5B, there are no material patents, patent applications, trademarks, trade names, service marks, copyright registrations or copyright applications licensed or used by or registered in the name of AFM which apply to the AFM Stations. To the best of AFM's knowledge, AFM owns all right and interest in, and right and authority to use in connection with the conduct of the business of the AFM Stations as presently conducted, free and clear of all Liens and without infringing on the rights of any party, all of the AFM Intangible Assets. To the best of AFM's knowledge, there are no outstanding or threatened judicial or adversary proceedings with respect to the AFM Intangible Assets.

     6.12 FCC Compliance. Except as shown on Schedule 6.12, the AFM Stations have been operated at all times by AFM in material accordance with the terms of the AFM FCC Licenses, the Act, and all applicable rules, regulations and policies of the FCC. AFM has timely filed or made all applications, reports, and other disclosures required by the FCC to be filed or made with respect to the AFM Stations. The AFM FCC Licenses are valid and in full force and effect. Except as shown on Schedule 6.12, no application, action or proceeding is pending for the renewal or modification of any of the AFM FCC Licenses and, to the best of AFM's knowledge, there is not now issued or outstanding any investigation or material complaint against AFM at the FCC as of the date of this Agreement relating to the AFM Stations. Except as disclosed in Schedule 6.12, there is no proceeding pending at the FCC, and there is no outstanding notice of violation from the FCC as of the date of this Agreement relating to the AFM Stations. All fees payable to governmental authorities, including FCC annual regulatory fees, pursuant to the AFM FCC Licenses have been paid and no event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for nonrenewal in the ordinary course or revocation thereof or would have a material adverse effect on the business or financial condition of the AFM Stations.

     6.13 Compliance with Laws. AFM has all licenses, permits or other authorizations of governmental, regulatory or administrative agencies required to conduct its business with respect to the AFM Stations in all material respects as currently conducted. No judgment, decree, order or notice of violation has been issued by any such agency or authority which permits, or would permit, revocation, modification or termination of any such governmental permit, license or authorization or which results or could result in any material impairment of any rights thereunder. With respect to the AFM Stations, AFM is in material compliance with all applicable federal, state, local or foreign laws, regulations, statutes, rules, ordinances, directives and orders and any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal applicable to it.

     6.14 Environmental Matters. Without limiting the generality of Section 6.13, except as disclosed on Schedule 6.14, to the best of AFM's knowledge, all of the AFM Real Property is free of (1) waste or debris; (2) "hazardous waste" or any "hazardous substance" as defined in federal environmental and occupational safety and health statutes including CERCLA, as amended from time to time, and regulations promulgated thereunder, or as defined by CERCLA, and regulations promulgated thereunder; (3) any substance the presence of which on the AFM Real Property is prohibited by any federal, state or local environmental law; and (4) any materials which, under federal, state, or local environmental law, require special handling in collection, storage, treatment or disposal, each in quantities or in a manner sufficient to give rise to liability under federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against AFM. Without limiting the generality of the foregoing, except as disclosed on Schedule 6.14, to the best of AFM's knowledge, there are no installations on the AFM Real Property which contain PCBs or asbestos in quantities sufficient to mandate the removal of such PCBs or asbestos in accordance with federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against AFM. To the best of AFM's knowledge, AFM has delivered to Cox all environmental assessments of the AFM Real Property owned by AFM.

     6.15 Insurance. The insurable properties relating to the business of the AFM Stations and the conduct of the business of the AFM Stations are, and will be until the Closing Date, in the reasonable judgment of AFM, adequately insured.

     6.16 Bulk Sales. The provisions of the Bulk Sales laws of the States of Connecticut, Florida and Georgia do not apply to the transfer of the AFM Assets in accordance with the terms of this Agreement.

     6.17 Accuracy of Information Furnished. No statement by AFM contained in this Agreement or in any Schedule or Exhibit hereto contains any material untrue statement of a material fact or omits to state any material fact which is necessary to make the statements contained herein not materially misleading.

     6.18 Conduct of Business in Ordinary Course. Between December 31, 1998 and the date hereof, AFM has conducted the business and operations of the AFM Stations only in the ordinary course and substantially consistent with past practice and has not:

     (a) suffered any material adverse change in the business, assets, properties, financial condition or prospects of AFM pertaining to the AFM Stations, including any damage, destruction or loss affecting the AFM Assets; or

     (b) made any sale, assignment, lease or other transfer of any of AFM's properties used in connection with the AFM Stations other than in the ordinary course of business and consistent with past practices.

     6.19 Taxes. AFM has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and

AFM has paid or caused to be paid all taxes as shown on those returns or on any tax assessment received by AFM to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no governmental investigations or other legal, administrative, or tax proceedings pending, or to the best of AFM's knowledge, threatened, pursuant to which AFM is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Cox as transferee of the business of the AFM Stations, and no event has occurred that could impose on Cox any liability for any taxes, penalties, or interest due or to become due from AFM. AFM has paid in full or discharged, or caused to be paid in full or discharged, all taxes (i) relating to the AFM Assets that are required to be paid (whether or not such taxes are shown as due on any tax return) and (ii) the non-payment of which could result in a Lien on the AFM Assets in the hands of Cox, excepting in each case such taxes as will not be due until after the Closing Date and which are to be prorated pursuant to Section 4.2 of this Agreement. Any Lien for taxes on the AFM Assets the validity of which is being contested in good faith by appropriate proceedings shall be described on Schedule 6.19 of this Agreement.

     6.20 Personnel.

     (a) All of the AFM Employee Plans and AFM Compensation Arrangements are listed in Schedule 6.20, and complete and accurate copies of any such written AFM Employee Plans and AFM Compensation Arrangements (or related insurance policies) have been furnished to Cox, along with copies of any employee handbooks or similar documents describing such AFM Employee Plans and AFM Compensation Arrangements. Schedule 6.20 also includes a description of any unwritten AFM Employee Plans or AFM Compensation Arrangements. Schedule 6.20 also contains a true and complete list of all employees of the AFM Stations, their job descriptions, current compensation levels, dates of hire and amounts and dates of last salary or wage increase as of the date of this Agreement.

     (b) Each AFM Employee Plan and AFM Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws. AFM is not aware of any pending governmental audit or examination of any AFM Employee Plan or AFM Compensation Arrangement or of any facts which would lead it to believe that any such audit or examination is threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any AFM Employee Plan or AFM Compensation Arrangement pending or, to the best knowledge of AFM, threatened against any of such plans or arrangements, and AFM possesses no knowledge of any facts which could give rise to any such action, suit or claim.

     (c) AFM does not contribute to and is not required to contribute to any AFM Multi-employer Plan with respect to the employees of the AFM Stations.

     (d) Except as described in Schedule 6.20, neither AFM nor any other trade or business under common control with AFM (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or contributes to any employee plan or compensation arrangement that provides retiree medical or retiree life insurance coverage to employees of AFM at the AFM Stations upon their retirement.

     (e) Except as described in Schedule 6.20, with respect to each AFM Employee Plan and, to the extent applicable, each AFM Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an AFM Employee Plan's letter; (ii) no prohibited transaction, within the definition of section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject AFM to any liability that could become a liability of AFM; and (iii) all contributions, premiums or payments accrued, in whole or in part, under each AFM Employee Plan or AFM Compensation Arrangement or with respect thereto as of the Closing will be paid by AFM prior to the Closing or, if later, will be paid as soon as reasonably practicable thereafter.

     (f) For purposes of this Section, the following terms shall have the meaning indicated: (i) "AFM Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which AFM or any entity related to AFM (under the terms of Section 414(b), (c), (m) or (o) of the Code) contributes or to which AFM or any entity related to AFM (under Section 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound which provides benefits to persons employed or previously employed at the AFM Stations; (ii) "AFM Compensation Arrangement" shall mean any plan or compensation arrangement other than an AFM Employee Plan, whether written or unwritten, which provides to persons employed or previously employed at the AFM Stations any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iii) "ERISA" shall have the meaning indicated in Section 5.20 hereto; and (iv) "AFM Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which AFM or any entity related to AFM (under the terms of Section 412(b) or (c) of the Code) contributes or is required to contribute.

     6.21 Labor Relations. Except as described in Schedule 6.21, AFM is not a party to or subject to any collective bargaining agreements with respect to the AFM Stations. AFM has no written or oral contracts of employment with any employee of the AFM Stations, other than those listed in Schedule 1.3B. AFM has complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any written notice alleging that it has failed to comply in any material respect with any such laws, rules, or regulations. No controversies, disputes, or proceedings are pending or, to the best of AFM's knowledge, threatened, between it and any employee (singly or collectively) of the AFM Stations. Except as described in
Schedule 6.21, no labor union or other collective bargaining unit represents or claims to represent any of the employees of the AFM Stations. To the best of AFM's knowledge, there is no union campaign being conducted to represent employees of the AFM Stations or to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the AFM Stations.

     6.22 Financial Statements. Schedule 6.22 contains true and complete copies of the unaudited balance sheets for the markets in which the AFM Stations are located as at December 31, 1998, and an unaudited statement of income and expenses of the AFM Stations for the one-year period ending December 31, 1998, as well as unaudited statements of income and expenses of AFM Stations for the calendar quarters ending March 31, 1999 and June 30, 1999 (the "AFM Financial Statements"). The AFM Financial Statements were prepared in accordance with the books and records of AFM in conformity with generally accepted accounting principles consistent with past practices (except for normal year-end adjustments) and fairly present the results of operations of AFM Stations for the respective periods covered thereby.

     6.23 Definition of Knowledge. For the purposes of this Agreement, "to the best of AFM's knowledge" or any similar formulation thereof means to the actual knowledge of James E. de Castro, Kenneth O'Keefe, Geoff Armstrong, Jeffrey Littlejohn and the station managers and regional vice presidents listed on
Schedule 6.23.

     7. Covenants of the Parties. The parties hereby covenant to each other as follows.

     7.1 FCC Applications. Following the date of this Agreement, the parties shall proceed as expeditiously as practicable to file or cause to be filed an application with the FCC requesting consent to the assignment of the Cox FCC Licenses to AFM (the "Cox FCC Application") and an application with the FCC requesting consent to the assignment of the AFM FCC Licenses to Cox (the "AFM FCC Application"), such applications to be duly filed with the FCC by the parties contemporaneously as contingent applications. The parties agree that the Cox FCC Application and the AFM FCC Application (together, the "FCC Applications") shall be filed not later than five (5) business days after the date of this Agreement, and that the FCC Applications shall be prosecuted by each party in good faith and with due diligence. Cox and AFM shall cooperate with each other in the preparation, filing and prosecution of the FCC Applications. Should Cox or AFM become aware of facts which could reasonably be expected to affect or delay in a material and adverse manner, the FCC's grant of its consent to the FCC Applications, such party shall promptly notify the other party in writing and in accordance with the notices provisions set forth in
Section 14. If the Closing shall not have occurred for any reason within the original effective period of the consent of the FCC to the FCC Applications, and neither party shall have terminated this Agreement under Section 10, the parties shall jointly request extensions of the effective period of the FCC consents.

     7.2 Conduct of Business. Prior to the Closing, each of the parties shall conduct the business and operations of the Stations owned by it in the ordinary course of business, consistent with current practice, and in accordance with the provisions of the Time Brokerage Agreements. Without limiting the generality of the foregoing, each of the parties agrees that, except as required or contemplated by this Agreement or the Time Brokerage Agreements or otherwise consented to or approved by the other party in writing, during the period commencing on the date of this Agreement and ending on the Closing Date, each party will, with respect to the Stations owned by it:

     (a) maintain the records relating to the business of the Stations owned by it in the usual, regular and ordinary manner, comply in all material respects with all laws and contractual obligations applicable to such Stations or to the conduct of the business of such Stations and perform all material obligations relating to the business of such Stations;

     (b) (i) operate the Stations owned by it in conformity with their respective FCC Licenses and any special temporary authority or program test authority issued thereunder, the Communications Act and the rules and regulations of any other governmental body with jurisdiction over such Stations and (ii) take all actions necessary to maintain the FCC Licenses for such Stations;

     (c) refrain from changing the frequency or format or making any material changes in studios or other structures of the Stations owned by it, except to the extent required by the rules and regulations of the FCC;

     (d) not make any material changes in the broadcast hours or in the percentage or types of programming broadcast by the Stations owned by it, or make any other material changes in such Stations' programming policies, except such changes as in the good faith judgment of such party are required by the public interest;

     (e) not (i) dispose of or replace any material Cox Asset or material AFM Asset, as the case may be (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to such Stations) or
(ii) modify or change in any material respect the Cox Contracts or the AFM Contracts;

     (f) notify the other party promptly if a Station's normal broadcast transmissions are interrupted or impaired for thirty (30) minutes or more for a period of five (5) consecutive days or for seven (7) days within any thirty (30) day period (except for normal maintenance) or for a period of six (6) continuous hours or more;

     (g) not create, assume or permit to exist any Lien upon the Cox Assets or the AFM Assets, respectively, except for Permitted Liens;

     (h) not waive any material right relating to the Stations owned by it or any of the Cox Assets or AFM Assets, respectively;

     (i) except to the extent responsibility for the maintenance and use of the Cox Assets and AFM Assets has been delegated to the other party pursuant to the Time Brokerage Agreements, maintain all of the Cox Assets and AFM Assets, respectively, in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of the Cox Assets and AFM Assets, respectively, in a reasonable manner and maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Cox Assets or AFM Assets occurs, Cox and AFM, respectively, shall repair, replace, or restore such assets to their prior condition as represented in this Agreement as soon thereafter as possible, and shall use the proceeds of any claim under any insurance policy solely to repair, replace or restore any of such assets that are lost, damaged, impaired or destroyed;

     (j) maintain the existing insurance policies or comparable insurance policies on the Stations owned by it and the Cox Assets and AFM Assets, respectively; and

     (k) comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of such Stations.

     7.3 No Solicitation Of Third Parties or Employees.

     (a) Neither party nor any of its subsidiaries, nor any of its directors, officers, employees, representatives or agents shall, directly or indirectly, solicit or initiate inquiries or proposals from, or enter into any agreement with respect to, or provide any confidential information to or participate in any discussions or negotiations with, any corporation, partnership, person or other entity or group concerning any sale to such party of all or substantially all of the assets of the Stations owned by it (whether directly or through a merger or sale of stock of Cox or AFM). The parties will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any of the foregoing.

     (b) For one (1) year from the Effective Date of the Time Brokerage Agreements, neither party nor any of its subsidiaries, nor any of its directors, officers, employees, representatives or agents, shall directly or indirectly solicit for hire or hire any employee of the Stations owned by it prior to such Effective Date unless such employee has been terminated by the party acquiring such Stations.

     7.4 Access. Prior to the Closing, each party shall give to the other party and its representatives full and reasonable access during normal business hours to all of the party's properties, books, contracts, reports and records including financial information, in each case relating to such party's Stations, in order that the parties may have full opportunity to make such investigation as they desire of such Stations, and each party shall furnish the other party with such information as such other party may reasonably request in connection therewith. The rights of the parties under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of either party's Stations.

     7.5 Inconsistent Actions. Prior to the Closing, neither Cox nor AFM shall take any action which is materially inconsistent with its obligations under this Agreement, or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

     7.6 Cooperation. Each party shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their obligations under this Agreement, and each party will use its best efforts to consummate the transactions contemplated hereby and to fulfill its obligations hereunder including without limitation, each party's obligation to ensure that the transactions contemplated hereby are accomplished in a manner enabling the transfer of the Cox Assets and AFM Assets to qualify as part of a Section 1031 Exchange, including without limitation the manner in which the cash payment defined in Section 2 is made and the assets are transferred if AFM assigns its rights under this Agreement to a qualified intermediary.

     7.7 Control of the Stations. Notwithstanding the Time Brokerage Agreements, prior to Closing, neither party shall, directly or indirectly, control, supervise, or direct, or attempt to control, supervise or direct the operations of the other party's Stations; those operations, including complete control and supervision of all Station programs, employees, and policies, shall be the sole responsibility of the Station's licensee.

     7.8 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Cox Assets from any cause whatsoever shall be borne by Cox at all times prior to the Closing. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the AFM Assets from any cause whatsoever shall be borne by AFM at all times prior to the Closing.

     7.9 Third Party Consents. Between the date of this Agreement and the Closing, Cox and AFM shall use their respective commercially reasonable efforts to obtain the consent of any third party necessary for the assignment of any contract or agreement to be assigned hereunder. In the event a consent or waiver required with respect to the assignment of a contract has not been obtained before the Closing, Cox or AFM (as the case may be) shall use its commercially reasonable best efforts to provide the other party with the benefits of any such contract, including without limitation, permitting such other party to enforce any rights of Cox or AFM under such contract.

     7.10 Title Insurance and Surveys.

     (a) With respect to each parcel of Cox Real Property that Cox owns, Cox will obtain and deliver to AFM at or prior to Closing, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to AFM), issued by a title insurer satisfactory to AFM, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by AFM), insuring title to such parcel in the name of AFM as of the Closing, subject only to liens or encumbrances expressly permitted by this Agreement; and with respect to each parcel of AFM Real Property that AFM owns, AFM will obtain and deliver to Cox at or prior to Closing, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to Cox), issued by a title insurer satisfactory to Cox, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by Cox), insuring title to such parcel in the name of Cox as of the Closing, subject only to liens or encumbrances expressly permitted by this Agreement.

     (b) General Requirements as to Title Insurance Policies. Each title insurance policy obtained and delivered to Cox or AFM, as the case may be, pursuant to this Agreement shall (1) insure title to the Cox Real Property or AFM Real Property described in the policy and all recorded easements benefitting the Cox Real Property or AFM Real Property, (2) contain an "extended coverage endorsement" insuring over the general exceptions customarily contained in title policies, (3) contain an endorsement insuring that the Cox Real Property or the AFM Real Property described in the policy is the same real estate shown in the survey delivered with respect to such property, and (4) contain a "contiguity" endorsement with respect to any of the Cox Real Property or the AFM Real Property consisting of more than one record parcel.

     (c) Surveys. With respect to each parcel of Cox Real Property or AFM Real Property, as to which a title insurance policy is to be procured pursuant to this Agreement, Cox will procure a current survey of the parcel of Cox Real Property, and AFM will procure a current survey of the parcel of AFM Real Property, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

                  7.11     Employee Matters.

     (a) Except for those employees hired by AFM or Cox, as the case may be, pursuant to the Time Brokerage Agreements, at the Closing, Cox shall offer employment to the employees of the AFM Stations, and AFM shall offer employment to the employees of the Cox Stations (employees who continue employment with AFM or Cox on or after the Closing Date are referred to herein as the "AFM Transferred Employees" or the "Cox Transferred Employees", as the case may be). During the period commencing on the Closing Date and ending on the one year anniversary of the Closing Date, the terms and conditions of the employment of the AFM Transferred Employees and the Cox Transferred Employees shall be at-will employment. With respect to any welfare benefit plans (as defined in Section 3(1) of ERISA) for the benefit of Transferred Employees on or after the Closing Date, AFM or Cox, as the case may be, shall (a) cause there to be waived any pre-existing condition limitations, and (b) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and paid by, and amounts reimbursed to such AFM or Cox Transferred Employees, as the case may be, with respect to similar plans currently provided to such employees.

     (b) To the extent that service is relevant for determining the entitlement of any AFM or Cox Transferred Employee under any vacation, severance, health care, or 401(k) plan or policy currently maintained by Cox, or any vacation, severance, health care or 401(k) plan or policy currently maintained by AFM, respectively, AFM and Cox will take into account and credit such employee's length of service with the Station's current owner as well as with the party acquiring such Station hereunder to the extent credited by the applicable plan or policy of AFM or Cox, as the case may be, that covered such employee prior to the Closing Date.

     (c) No provisions of this Agreement shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of AFM or Cox in respect of continued employment (or resumed employment) with AFM or with Cox or in respect of any other matter.

     7.12 Compliance With HSR Act. If the transactions contemplated by this Agreement are subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or the approval by the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "DOJ"), Cox and AFM will (i) each make such filings as are required under Title II of the HSR Act as soon as practicable but in no event later than five (5) days following the date hereof, (ii) otherwise promptly comply with the applicable requirements under the HSR Act, including furnishing all information and filing all documents required thereunder, (iii) furnish to each other copies of those portions of the documents filed which are not confidential, and (iv) cooperate fully and use their respective commercially reasonable efforts to expedite compliance with the HSR Act.

     8. Conditions to AFM's Obligations. Unless waived by AFM in writing, all obligations of AFM under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions.

     8.1 Representations, Warranties and Covenants. The representations and warranties of Cox contained in Section 5 of this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date; Cox shall have performed all obligations and complied with all covenants in all material respects required by this Agreement to be performed or complied with by it at or prior to the Closing; and AFM shall have received from Cox a certificate or certificates in such reasonable detail as AFM may reasonably request, signed by an officer of Cox and dated the Closing Date, to the foregoing effect.

     8.2 Opinion of Counsel to Cox. Cox shall have delivered to AFM an opinion of its counsel, Dow, Lohnes & Albertson, PLLC, dated the Closing Date, in the form attached as Exhibit II.

     8.3  Approvals  of  Governmental  Authorities.  Any  and  all  governmental
approvals  necessary  to  consummate  the  transactions   contemplated  by  this
Agreement shall have been received.

     8.4 No Adverse Proceedings. No order shall have been issued by, and no suit, action or other proceeding against Cox shall be pending before, any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby; provided, however, that if Cox and AFM mutually determine that any pending suit, action or proceeding seeking to restrain or prohibit the transactions contemplated hereby is unlikely to succeed on the merits, then the pendency of such proceeding shall not prevent the Closing.

     8.5 Consents. The consents designated as required consents on Schedule 5.3 shall have been obtained, such that AFM will enjoy all of the rights and privileges of Cox under the Cox Contracts subject only to the same obligations as are binding on Cox thereunder, pursuant to the present terms thereof. In the event Cox fails to obtain any consent necessary to validly assign a Cox Contract, such contract shall not be assigned to AFM at Closing; provided, however, that AFM may elect to require that Cox provide AFM the benefits under such contract until such necessary consent is obtained and such contract is then assigned to AFM; provided further, that AFM shall reimburse Cox for amounts paid by Cox pursuant to the terms of such contracts to the extent AFM receives benefits thereunder.

     8.6 Closing Documents. Cox shall have executed and delivered to AFM the documents required to be executed and delivered by it pursuant to Section 4.

     8.7 No Material Adverse Change. Since the date hereof until the Effective Date of the Cox Time Brokerage Agreement, there shall not have occurred (i) any failure of a Cox Station for any reason whatsoever to transmit in using its licensed facilities at full power for a consecutive period of seventy-two (72) hours or more (unless any other station in the Los

Angeles Arbitron metro survey area is not broadcasting using licensed facilities at full power for the same reason); (ii) any material adverse change in the assets of the Cox Stations taken as a whole (including, without limitation, material damage, destruction or loss to or of any of the Cox Assets, unless covered by insurance); or (iii) the termination, expiration or revocation of any material Cox FCC Licenses.

     8.8 FCC Consent. The FCC shall have given its consent to the FCC Applications and to the transactions contemplated hereby and such grant shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, and there shall be no petition for stay, reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect pending, and the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC shall have expired (a "Final Order").

     8.9 Resolutions. Cox shall have delivered to AFM resolutions adopted by the Board of Directors of Cox, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of Cox as being true and complete as of the Closing Date.

     8.10 Time Brokerage Agreements. Cox shall have performed in all material respects all of its covenants and agreements required to be performed by it under the Time Brokerage Agreements.

     8.11 HSR Act. If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction.

     8.12 Cash Payment. Cox shall have delivered or caused to be delivered to AFM the Cash Payment described in Section 2.

     9. Conditions to Cox's Obligations. Unless waived by Cox in writing in its sole discretion, all obligations of Cox under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions.

     9.1 Representations, Warranties and Covenants. The representations and warranties of AFM contained in Section 6 of this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date; AFM shall have performed all obligations and complied with all covenants in all material respects required by this Agreement to be performed or complied with by it at or prior to the Closing; and Cox shall have received from AFM a certificate or certificates in such reasonable detail as Cox may reasonably request, signed by an officer of AFM and dated the Closing Date, to the foregoing effect.

     9.2 Opinion of Counsel to AFM. AFM shall have delivered to Cox an opinion of its counsel, Latham & Watkins, dated the Closing Date, substantially in the form attached as Exhibit III.

     9.3  Approvals  of  Governmental  Authorities.  Any  and  all  governmental
approvals  necessary  to  consummate  the  transactions   contemplated  by  this
Agreement shall have been received.

     9.4 No Adverse Proceedings. No order shall have been issued, and no suit, action or other proceeding against AFM shall be pending before, any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby; provided, however, that if AFM and Cox mutually determine that any pending suit, action or proceeding seeking to restrain or prohibit the transactions contemplated hereby is unlikely to succeed on the merits, then the pendency of such proceeding shall not prevent the Closing.

     9.5 Consents. The consents designated as required consents on Schedule 6.3 shall have been obtained, such that Cox will enjoy all of the rights and privileges of AFM under the AFM Contracts subject only to the same obligations as are binding on AFM thereunder, pursuant to the present terms thereof. In the event AFM fails to obtain any consent necessary to validly assign an AFM Contract, such contract shall not be assigned to Cox at Closing; provided, however, that Cox may elect to require that AFM provide Cox the benefits under such contract until such necessary consent is obtained and such contract is then assigned to Cox; provided, further, that Cox shall reimburse AFM for amounts paid by AFM pursuant to the terms of such contracts to the extent Cox receives benefits thereunder.

     9.6 Closing Documents. AFM shall have executed and delivered to Cox the documents required to be executed and delivered by it pursuant to Section 4.

     9.7 No Material Adverse Change. Since the date hereof until the Effective Date of the AFM Time Brokerage Agreement, there shall not have occurred (i) any failure of an AFM Station for any reason whatsoever to transmit in using its licensed facilities at full power for a consecutive period of seventy-two (72) hours or more (unless any other station in the metro survey areas of the AFM Stations is not broadcasting using licensed facilities at full power for the same reason); (ii) any material adverse change in the assets of the AFM Stations taken as a whole (including, without limitation, damage, destruction or loss to or of any of the AFM Assets, unless covered by insurance); or (iii) the termination, expiration or revocation of any material AFM FCC Licenses.

     9.8 FCC Consent. The FCC shall have given its consent to the FCC Applications and the transactions contemplated hereby and such consent shall have become a Final Order.

     9.9 Resolutions. AFM shall have delivered to Cox resolutions adopted by the Board of Directors of AFM authorizing and approving the execution and delivery of the transactions contemplated hereby, certified by the Secretary of AFM as being true and complete as of the Closing Date.

     9.10 Time Brokerage Agreements. AFM shall have performed in all material respects all covenants and agreements required to be performed by it under the Time Brokerage Agreements.

     9.11 HSR Act. If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction.

     10. Termination. This Agreement may be terminated by either Cox or AFM, if the terminating party is not then in material default, upon written notice to the other party, upon the occurrence of any of the following:

     (a) Conditions. If on the Closing Date any of the conditions precedent to the obligations of the terminating party set forth in this Agreement have not been satisfied in all material respects or waived in writing by the terminating party.

     (b) Judgments. If there shall be in effect on the Closing Date any final judgment, decree, or order that would prevent or make unlawful the Closing of this Agreement.

     (c) Upset Date. If the Closing shall not have occurred on or before September 1, 2000.

     (d) Breach. If the other party is in material breach of this Agreement and the breach remains uncured notwithstanding the opportunity to cure provisions of
Section 11.7 hereof.

     11. Survival of Representations and Warranties and Indemnification.

     11.1 Survival. All representations and warranties contained in this Agreement shall survive the Closing for a period of twelve (12) months, provided, however, that representations and warranties contained in Sections
5.19 and 6.19 shall survive the Closing for a period of eighteen (18) months. Any investigations by or on behalf of any party hereto shall not constitute waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by either party shall affect the other party's right to rely on any representation or warranty made by the party providing such notice or information or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

     11.2 Indemnification by Cox. Notwithstanding the Closing, Cox hereby agrees, subject to Section 11.4(e), to indemnify and hold AFM harmless against and with respect to, and shall reimburse AFM for:

     (a) Breach. Any and all losses, liabilities, or damages resulting from any untrue representation or breach of warranty, to the extent such representation or warranty survives the Closing, or nonfulfillment of any covenant by Cox contained herein or in any certificate, document, or instrument delivered to AFM hereunder.

     (b) Obligations. Any and all Excluded Liabilities.

     (c) Ownership. Any and all losses, liabilities (other than liabilities that are prorated pursuant to Section 4.2) or damages resulting from (i) the operation or ownership of the Cox Stations prior to the Closing Date, including any and all liabilities arising under the Cox Licenses or the Cox Contracts which relate to events occurring prior to the Closing Date, other than liabilities arising from AFM's operation of the Cox Stations under the Cox Time Brokerage Agreement, or (ii) the operation or ownership of the AFM Stations on and after the Closing Date, including any and all liabilities arising under the AFM Licenses or the AFM Contracts which relate to events occurring after the Closing Date.

     (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     11.3  lndemnification  by AFM.  Notwithstanding  the  Closing,  subject  to
Section 11.4(e), AFM hereby agrees to indemnify and hold Cox harmless against and with respect to, and shall reimburse Cox for:

     (a) Breach. Any and all losses, liabilities, or damages resulting from any untrue representation or breach of warranty, to the extent such representation or warranty survives the Closing, or nonfulfillment of any covenant by AFM contained herein or in any certificate, document, or instrument delivered to Cox hereunder.

     (b) Obligations. Any and all Excluded Liabilities.

     (c) Ownership. Any and all losses, liabilities (other than liabilities that are prorated pursuant to Section 4.2), or damages resulting from (i) the operation or ownership of the AFM Stations prior to the Closing Date, including any and all liabilities arising under the AFM Licenses or the AFM Contracts which relate to events occurring prior to the Closing Date, other than liabilities arising from Cox's operation of the AFM Stations under the AFM Time Brokerage Agreement, or (ii) the operation or ownership of the Cox Stations on and after the Closing Date, including any and all liabilities arising under the Cox Licenses or the Cox Contracts which relate to events occurring after the Closing Date.

     (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     11.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

     (a) Notice. The party seeking indemnification (the "Claimant") shall promptly give notice to the indemnifying party (the "Indemnitor") of any claim, whether solely between the parties or brought by a third party, specifying (i) the factual basis for the claim, and (ii) the amount of the claim.

     (b) Investigation. With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty
(30) business days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within said 30-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

     (c) Control. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to the claim.

     (d) Immediate Action. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

     (e) Limitations on Indemnification.

     (i) Any indemnity payment hereunder shall be limited to the extent of the actual loss or damage suffered by the Claimant and shall be reduced by the amount of any recovery by the Claimant from any third party, including any insurer, and by the amount of any tax benefits received.

     (ii) No party shall be entitled to indemnification hereunder unless and until the amount for which indemnification is owing exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate for all such matters; provided, however, that if such amount exceeds Five Hundred Thousand Dollars ($500,000), the Indemnitor shall be liable to the Claimant for the entirety of the amount and not just that portion in excess of Five Hundred Thousand Dollars ($500,000), and provided further, that no party shall be entitled to indemnification hereunder for any amount in excess of Thirty Million Dollars ($30,000,000) for all such matters. No party shall be entitled to indemnification hereunder for any claim arising from the breach by the other party of its representations and warranties which is not asserted against the Indemnitor within twelve (12) months after the Closing Date, or with respect to a breach of the representations and warranties in Sections 5.19 and 6.19 within eighteen (18) months after the Closing Date.

     (iii) The limitations in Section 11.4(e)(ii) shall not apply to the adjustments and prorations to be made pursuant to Section 4.2.

     11.5 Specific Performance. The parties recognize that if either party refuses to perform its obligations under this Agreement, monetary damages will not be adequate to compensate the other party for its injury. Each party shall therefore be entitled, in addition to a right to collect money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by either AFM or Cox to enforce this Agreement, Cox or AFM, as the case may be, shall waive the defense that there is an adequate remedy at law. Either party shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

     11.6 Opportunity to Cure. Neither party shall have the right to terminate this Agreement as a result of the other party's default unless the terminating party shall have given the defaulting party written notice specifying in reasonable detail the nature of the default and shall have afforded the defaulting party thirty (30) business days to cure the default.

     12. Taxes, Costs and Expenses. Each party shall bear its own legal, accounting and other professional expenses in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby. All other expenses and costs including but not limited to the HSR Act filing fee, FCC application filing fees, title insurance and survey expenses, transfer and use taxes, sales taxes, documentary stamps and recording fees shall be aggregated and paid one-half by Cox and one-half by AFM as part of the adjustments and prorations to be made pursuant to Section 4.2.

     13. Benefit of Agreement; Assignment. No party shall assign its interest under this Agreement, by operation of law or otherwise, without the written consent of the other party, such consent not to be unreasonably withheld, provided, however, AFM may assign all or a portion of its rights and/or obligations to a corporation, partnership or other business entity that controls, is controlled by, or is under common control with AFM and AFM may assign all or a portion of its rights to a qualified intermediary to effect a
Section 1031 Exchange. Cox agrees to execute acknowledgments of any assignment(s) and collateral assignment(s) pursuant to this Section 13 in such forms as AFM may from time to time request. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, successors and assigns.

     14. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement, shall be in writing and shall be deemed to have been duly given upon the hand delivery thereof during business hours, or upon the earlier of receipt or three (3) days after posting by registered mail or certified mail, return receipt requested, or on the next business day following delivery to a reliable or recognized air freight delivery service, in each case addressed as follows.

If to Cox or CBI:                   Robert F. Neil
                                    President
                                    Cox Radio, Inc.
                                    1400 Lake Hearn Drive, N.E.
                                    Atlanta, Georgia  30319

with a copy to:                     Kevin F. Reed, Esq.
                                    Dow, Lohnes & Albertson,  PLLC
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, D.C.  20036-6802

If to AFM:                          William J. Banowsky, Esq.
                                    General Counsel
                                    AMFM INC.
                                    600 Congress Avenue
                                    Suite 400
                                    Austin, TX  78701

with a copy to:                     Eric L. Bernthal, Esq.
                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C.  20004

Any party may, with written notice to the other, change the place for which all further notices to such party shall be sent. All costs and expenses for the delivery of notices hereunder shall be borne and paid for by the delivering party.

     15. Severability. All agreements and covenants herein are severable. In the event that any provision of this Agreement should be held to be unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

     16. Entire Agreement. Except as herein expressly provided, this Agreement and the Time Brokerage Agreements embody the entire agreement and understanding among AFM and Cox and supersede all prior agreements and understandings, whether oral or in writing, with respect to the purchase and sale of the Assets.

     17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof.

     18. Exhibits. All Exhibits, Schedules, collateral documents or instruments attached to this Agreement or to be provided at the Closing in the form of an exhibit attached to this Agreement, shall be deemed a part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

     19.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which when taken together, shall have the same effect as if the signature on each counterpart were upon the same instrument.

     20. Intentionally Omitted.

     21. Amendment; Waiver. This Agreement (including the Schedules and Exhibits hereto) may not be amended, supplemented or otherwise modified, nor may any party hereto be relieved of any of its liabilities or obligations hereunder, except by a written instrument duly executed by the parties hereto. Any such written instrument entered into in accordance with the provisions of the preceding sentence shall be valid and enforceable notwithstanding the lack of separate legal consideration therefor. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     22. Attorney's Fees. In the event of a dispute between or among the parties hereto arising out of or related to this Agreement or the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and expenses from the other party.

     23. Defined Terms.

"Act"                                                           Section 5.7
"AFM"                                                           Recitals
"AFM Assets"                                                    Section 1.5
"AFM Compensation Arrangement"                                  Section 6.20(f)
"AFM Contracts"                                                 Section 1.3
"AFM Employee Plan"                                             Section 6.20(f)
"AFM FCC Application"                                           Section 7.1
"AFM FCC Licenses"                                              Section 1.4
"AFM Financial Statements"                                      Section 6.22
"AFM Intangible Assets"                                         Section 1.5
"AFM Licenses"                                                  Section 1.4
"AFM Multi-employer Plan"                                       Section 6.20(f)
"AFM Proration Schedule"                                        Section 4.2(d)
"AFM Real Property"                                             Section 1.2
"AFM Records"                                                   Section 1.1
"AFM Subsidiaries"                                              Recitals
"AFM Tangible Personal Property"                                Section 1.1
"AFM Time Brokerage Agreement"                                  Recitals
"AFM Transferred Employees"                                     Section 7.11(a)
"AFM's Proration Amount"                                        Section 4.2(c)
"Agreement"                                                     Preamble
"Appraisals"                                                    Section 1.6
"Assignee"                                                      Section 1.8
"Assignor"                                                      Section 1.8

"CERCLA"                                                        Section 5.14
"Claimant"                                                      Section 11.4(a)
"Closing Date"                                                  Section 4
"Closing"                                                       Section 4
"Code"                                                          Recitals
"Cox"                                                           Preamble
"Cox Assets"                                                    Section 1.5
"Cox Compensation Arrangement"                                  Section 5.20(f)
"Cox Contracts"                                                 Section 1.3
"Cox Employee Plan"                                             Section 5.20(f)
"Cox FCC Application"                                           Section 7.1
"Cox FCC Licenses"                                              Section 1.4
"Cox Financial Statements"                                      Section 5.22
"Cox Intangible Assets"                                         Section 1.5
"Cox Licenses"                                                  Section 1.4
"Cox Multi-employer Plan"                                       Section 5.20(f)
"Cox Proration Schedule"                                        Section 4.2(c)
"Cox Real Property"                                             Section 1.2
"Cox Records"                                                   Section 1.1
"Cox Stations"                                                  Recitals
"Cox Tangible Personal Property"                                Section 1.1
"Cox Time Brokerage Agreement"                                  Recitals
"Cox Transferred Employees"                                     Section 7.11(a)
"Cox's Proration Amount"                                        Section 4.2(d)
"DOJ"                                                           Section 7.12
"ERISA"                                                         Section 5.20(f)
"Excluded Liabilities"                                          Section 1.8
"FCC"                                                           Recitals
"FCC Applications"                                              Section 7.1
"Final Order"                                                   Section 8.8
"FTC"                                                           Section 7.12
"HSR Act"                                                       Section 7.12
"Indemnitor"                                                    Section 11.4(a)
"Liens"                                                         Section 1.1
"Notice of Disagreement"                                        Section 4.2(c)
"Permitted Liens"                                               Section 1.1
"Section 1031 Exchange"                                         Section 1.6
"Stations"                                                      Recitals
"Time Brokerage Agreements"                                     Recitals
"To the best of AFM's knowledge"                                Section 6.23
"To the best of Cox's knowledge"                                Section 5.23
"UCC"                                                           Section 4.1(f)


                [Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                        COX RADIO, INC.


                                        By:  /s/ Robert F. Neil
                                             --------------------------
                                             Name: Robert F. Neil
                                             Title: President/ Chief Executive
                                                    Officer


                                        AMFM INC.


                                        By:  /s/ Kenneth J. O'Keefe
                                             ---------------------------
                                             Name: Kenneth J. O'Keefe
                                             Title: Chief Operating Officer